Exhibit 1.1

Execution Version

17,300,000 American Depositary Shares
Representing
259,500,000 Ordinary Shares
(par value US$0.001 per share)

and 18,000,000 Ordinary Shares

(par value US$0.001 per share)

Kingsoft Cloud Holdings Limited

UNDERWRITING AGREEMENT

April 16, 2025

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central, Central

Hong Kong

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Kingsoft Cloud Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) (i) an aggregate of 17,300,000 American Depositary Shares (“ADSs”) representing 259,500,000 ordinary shares, par value US$0.001 per share (the “Ordinary Shares” or “Shares”), of the Company (the “Firm ADSs”) and (ii) 18,000,000 Ordinary Shares of the Company (the “Offered Shares”). In addition, the Company proposes to issue and sell to the Underwriters up to an additional 2,775,000 ADSs representing 41,625,000 Ordinary Shares of the Company (the “Additional ADSs”), if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Firm ADSs and the Offered Shares are hereinafter collectively referred to as the “Firm Securities.” The Offered ADSs and the Offered Shares are hereinafter collectively referred to as the “Offered Securities.”

The ADSs are to be issued pursuant to a deposit agreement dated as of May 7, 2020 (the “Deposit Agreement”, and together with this Agreement, the “Transaction Documents”) among the Company, the Bank of New York Mellon, as Depositary (the “Depositary”), and owners and holders of ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive 15 Ordinary Shares deposited pursuant to the Deposit Agreement.

For the purposes of this Agreement, “CSRC” means the China Securities Regulatory Commission; “CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Report” means the filing report of the Company in relation to the offering and sale of the Offered Securities, including any amendments, supplements and/or modifications thereof, to be submitted to the CSRC pursuant to Article 13 of the CSRC Filing Rules; “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering and sale of the Offered Securities and any transactions contemplated under this Agreement, pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report); “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules.

Concurrently with the issuance and offering of the Offered Securities, Kingsoft Corporation Limited has agreed to subscribe from the Company 69,375,000 of the Company’s Ordinary Shares pursuant to the Share Subscription Agreement between the Company and Kingsoft Corporation Limited dated April 16, 2025 (the “Concurrent Private Placement”), at the same price as the Ordinary Share Purchase Price (as defined below). The closing of the Concurrent Private Placement is subject to the completion of the issuance and offering of the Offered Securities and other applicable closing condition precedents set out in the Share Subscription Agreement.

The Company hereby agrees with the several Underwriters as follows:

1.            Representations and Warranties of the Company.

The Company represents and warrants to, and agree with, each of the Underwriters that:

(a)           Filings and Effectiveness. The Company meets the requirements for the use of Form F-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) on Form F-3 (File No. 333- 286562), including a related prospectus or prospectuses (the “Base Prospectus”), covering the registration of the Offered Securities under the Securities Act, which has become effective. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, if any, or the ADS Registration Statement (as defined below), has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file or use an automatic shelf registration statement and any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein, all exhibits thereto and all information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of each Closing Date (as defined below). The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-237852) for the registration under the Act of the ADSs, have filed such amendments thereto and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectus as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs, as amended (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADS Registration Statement.”

For the purpose of this Agreement, the term “Prospectus Supplement” means the prospectus supplement, relating to the Offered Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Offered Securities. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities, in the form first filed pursuant to Rule 424(b) under the Act. The term “Preliminary Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus supplement specifically relating to the Offered Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the Offering.

The Preliminary Prospectus immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), together with the documents and pricing term information set forth in Schedule II hereto is hereinafter called the “Pricing Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus.” Any reference in this underwriting agreement (the “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus, or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

(b)          Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(c)          Pricing Prospectus; Issuer Free Writing Prospectus; Roadshow. For the purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus, at the time each was filed with the Commission, and, in each case, at the Applicable Time and on any Closing Date, conformed and will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. Each road show, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II hereto, does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(d)          Registration Statement; Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act or the Exchange Act, as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (A) at the time the Registration Statement became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on any Closing Date as to the Prospectus and (D) on the Closing Date, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof; the Pricing Prospectus delivered to the Underwriters for use in connection with the Offering contemplated herein and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e)          Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Well-Known Seasoned Issuer Status. (i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(g)          Payment of Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(h)          Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and as applicable, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and all disclosures included the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.

(i)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been any material adverse change in shareholder’s equity, short-term debt or long-term debt of the Company or any of the Controlled Entities (as defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Controlled Entities taken as a whole; (ii) neither the Company nor any of the Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Controlled Entities taken as a whole; and (iii) neither the Company nor any of the Controlled Entities has sustained any loss or interference with its business that is material to the Company and the Controlled Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii) as otherwise disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus (in each case excluding any amendment or supplement thereto).

(j)           Organization and Good Standing. All of the Company’s significant subsidiaries have been identified on Schedule III-A hereto and all of the entities through which the Company conducts its operations in the PRC by way of contractual arrangements (the “VIEs”) have been identified on Schedule III-B hereto, which shall be referred to hereinafter each as a “Controlled Entity” and collectively with the Company’s subsidiaries as “Controlled Entities.” The Company and each of the Controlled Entities have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. Except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of the Controlled Entities are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Controlled Entities taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutional or organizational documents of each of the Company and the Controlled Entities comply with the requirements of applicable laws of each respective entity’s jurisdiction of incorporation or organization and are in full force and effect.

(k)          Corporate Structure. (i) The description of the corporate structure of the Company and the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Prospectus and the Prospectus by and among the Company’s subsidiaries, the Controlled Entities that are VIEs, and the shareholders of such VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC at the time of this Agreement and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC at the time of this Agreement, except in such cases that would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) there is no legal or governmental proceeding, inquiry or investigation pending against the Company or any of the Controlled Entities which are parties to any of the VIE Agreements in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction; (iii) except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto; and (iv) the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs through its wholly owned subsidiaries being authorized to exercise the voting rights in the VIEs of their respective shareholders.

(l)           Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company (including the Offered Securities) have been duly and validly authorized and issued and are fully paid and non-assessable; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the outstanding shares of the Company are not subject to any pre-emptive or similar rights; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capitalization of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, all the outstanding shares or other equity interests of each Controlled Entity owned or controlled, directly or indirectly, by the Company have been duly and validly authorized and issued, are paid in accordance with the applicable laws and the constitutive or organizational documents of each Controlled Entity, and are owned or controlled directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)         Share Options. With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and the Controlled Entities (the “Company Share Incentive Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholders approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Share Incentive Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings in accordance with applicable laws.

(n)          Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and any amendments thereto and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p)          The Offered Securities. The Offered Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus; and the issuance of the Offered Securities is not subject to any preemptive or similar rights.

(q)          Material Contracts. Neither the Company nor any of the Controlled Entities has sent or received any notice regarding termination of, or intent not to renew (to the extent that such contracts and agreements are of the kind that is typically renewable), any of the material contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus or the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Company’s annual report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), and no such termination or non-renewal has been, to the best of the Company’s knowledge, threatened by the Company or any of the Controlled Entities or any other party to any such contract or agreement. In addition, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses that would be material to the Company and the Controlled Entities taken as a whole. There are no contracts or documents which are required to be described in the Annual Report or to be filed as exhibits to the Annual Report that have not been so described and filed as required;

(r)           Related Party Transactions. With respect to related party transactions, (i) there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Controlled Entities on the one hand and any director or executive officer of the Company or any of the Controlled Entities or the affiliates or members of the immediate families of such director or executive officer (including his/her spouse, children, or any company or undertaking in which he/she holds a controlling interest) on the other hand, except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) there are no material relationships or transactions between the Company or any of the Controlled Entities, on the one hand, and their respective affiliates, executive officers, directors or 10% or greater shareholders, on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus; and (iii) none of the Company or any of the Controlled Entities is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, an executive officer and/or a 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis;

(s)          No Connected Subscribers. None of the Company or any of its directors, officers and employees has sought any subscribers for the Offered Securities or sought to influence or control who might be a subscriber, and that, to the best of the knowledge of the Company and its directors, (i) none of the subscribers and their respective beneficial owners is or will be (A) a substantial shareholder (within the meaning of the Listing Rules of the Stock Exchange of Hong Kong Limited) of the Company, or (B) otherwise a core connected persons or a connected person (each within the meaning of the Listing Rules) of the Company; (ii) the subscribers and their respective beneficial owners are independent of, and not connected with the Company or any of the above persons; (iii) none of the Company or any of its core connected persons or connected persons has funded or backed (directly or indirectly) the purchase of the Offered Securities by any subscriber nor have the Company or any of its core connected persons or connected persons instructed any subscriber in relation to the acquisition, disposal, voting or other disposition of securities of the Company; and (iv) none of the Company or any of its directors, officers and employees is or has been participating in introducing, screening, selecting or identifying subscribers for the Offered Securities. The Company shall promptly provide, and procure the provision of, all information to the Representatives necessary or desirable to enable them to confirm the independence of the subscribers. Without limitation to the generality of the aforesaid, the Company shall promptly inform the Representatives in writing if any of them is aware of any intention of any of the persons falling within any of (i) to (iv) to purchase, directly or indirectly, any of the Offered Securities.

(t)           Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(u)          American Depositary Receipts. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(v)          Enforceability of Transaction Documents. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of such Transaction Document, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax in the Cayman Islands be paid on or in respect of such Transaction Document or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands;

(w)          Holdings. No holder of any ADSs or underlying Offered Shares after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs or underlying Offered Shares; and except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities.

(x)          Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(y)          No Violation or Default. Neither the Company nor any of the Controlled Entities is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any property or asset of the Company or any of the Controlled Entities is subject; or (iii) except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)          No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Firm Securities by the Company, the issuance by the Company of the Additional ADSs to be issued upon the exercise of the Underwriters’ option to purchase Additional ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any property, right or asset of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(aa)         No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory authority or any stock exchange authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance by the Company of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Securities and ADSs under the Securities Act and listing of the ADSs on the Nasdaq Global Select Market and such consents, approvals, authorizations, orders and registrations or qualifications as have already been made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(bb)        FINRA. There are no affiliations or associations between (A) any member of FINRA and (B) the Company or, any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(cc)        Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of the Controlled Entities is or may be a party or to which any property of the Company or any of the Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Controlled Entities, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that are not so described in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(dd)        Independent Accountants. Ernst & Young Hua Ming LLP, whose reports on the financial statements of the Company and the Controlled Entities are included in the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ee)        Title to Real and Personal Property. Except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and the Controlled Entities have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and the Controlled Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff)          Intellectual Property. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and the Controlled Entities own or have the right to use all patents, patent applications, trademarks, service marks, trade names, internet domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and the Controlled Entities’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and the Controlled Entities have not received any written notice of any claim relating to Intellectual Property; (iv) to the best knowledge of the Company, the Intellectual Property of the Company and the Controlled Entities is not being infringed, misappropriated or otherwise violated by any person; and (v) none of the Intellectual Property is unenforceable or invalid except, in the case of each of clauses (i), (ii), (iii), (iv) and (v) above, for any such matter as would not, individually or in aggregate, result in a Material Adverse Effect.

(gg)        No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of the Controlled Entities, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus.

(hh)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ii)          Taxes. Except as those would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and the Controlled Entities have paid all national, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets.

(jj)          Compliance with Outbound Investment Rules. For purposes of Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern, 31 C.F.R. § 850 (the “Outbound Investment Rule”), (i) the Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209; (ii) the consummation of the transactions contemplated by this Agreement will not result in (a) any person becoming a covered foreign person or (b) a “person of a country of concern” (as defined in 31 C.F.R. § 850.221) engaging in a “covered activity” (as defined in 31 C.F.R. § 850.208); (iii) neither the Company nor any of the Controlled Entities or Specified Person currently engages in, or has plans to engage in, directly or indirectly, any covered activity; and (iv) to the Company’s knowledge (as defined in 31 C.F.R. § 850.216), the consummation of the transactions contemplated by this Agreement do not constitute either a “prohibited transaction,” under 31 C.F.R. § 850.224, or a “notifiable transaction,” under 31 C.F.R. § 850.217, for any Underwriter or investor involved in the transaction. “Specified Person” means any person that the Company (x) directly or indirectly holds a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies thereof or (y) (A) derives more than 50 percent of its revenue individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its revenue, on an annual basis derives more than 50 percent of its net income individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its net income, on an annual basis, (B) derives more than 50 percent of its net income individually, or as aggregated across such persons from each of which it derives at least $50,000 (or equivalent) of its net income, on an annual basis, (C) incurs more than 50 percent of its capital expenditure individually, or as aggregated across such persons from each of which it incurs at least $50,000 (or equivalent) of its capital expenditure, on an annual basis, or (D) incurs more than 50 percent of its operating expenses individually, or as aggregated across such persons from each of which it incurs at least $50,000 (or equivalent) of its operating expenses, on an annual basis.

(kk)        Licenses and Permits. The Company and the Controlled Entities possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Controlled Entities has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to renew the same would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Controlled Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and the Controlled Entities are and have been at all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or is imminent, except as would not have a Material Adverse Effect.

(mm)       Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of the Controlled Entities or, to the Company’s knowledge, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(nn)        Certain Environmental Matters. (i) The Company and the Controlled Entities (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Controlled Entities; (iii) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of the Controlled Entities under any Environmental Laws in which a governmental entity is also a party; and (iv) none of the Company or the Controlled Entities anticipates capital expenditures relating to any Environmental Laws, except in the case of each of (i), (ii), (iii) and (iv) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)        PRC Overseas Investment and Listing Regulations. Each of the Company and the Controlled Entities has complied, and has taken reasonable steps to ensure compliance by each of its shareholders, directors, officers, option holders and employees that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(pp)        PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce (which has been merged into the State Administration for Market Regulation), the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, and any official clarifications, guidance, interpretations or implementation rules, if any, in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”), including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, Fangda Partners, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the Nasdaq Global Select Market and the consummation of the transactions contemplated by the Transaction Documents (i) are not and will not be, as of the date hereof or at the ADS Closing Date, Ordinary Closing Date, or the Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC under the PRC Mergers and Acquisitions Rules.

(qq)        Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(rr)         Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with U.S. GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)        Accounting Policies. The statements set forth under the caption “Critical Accounting Estimates” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Controlled Entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies.

(tt)          Insurance. The Company and the Controlled Entities maintain insurance as required by applicable law and maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate and are customary in the businesses in which they are engaged. There is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding, or, to the best of the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim. The Company’s insurance regarding business interruption insurance and key-man life insurance is consistent with customary industry practice in China.

(uu)       Cybersecurity; Data Protection. The Company and the Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any governmental entity or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws and regulations (“Sensitive Data”)) used in connection with their businesses or the offering of the Offered Securities, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company and the Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority concerning cybersecurity, data protection and privacy, algorithm, confidentiality and archive administration (collectively, “Data Protection Laws”), internal policies and contractual obligations relating to the privacy and security of IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification. None of the Company or the Controlled Entities (A) is, or has been classified as, a “critical information infrastructure operator” under the applicable Data Protection Laws; (B) is aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data protection and privacy, algorithm, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the CSRC, or any other relevant governmental entity, or any pending or threatened actions, suits, claims, demands, investigations, judgments, awards or proceedings pursuant to the Data Protection Laws, on the Company, the Controlled Entities or their respective its directors, officers or employees, except for inquires that would not, individually or in aggregate, result in a Material Adverse Effect; (C) has received any notice (including any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint, allegation, enquiry, warning or sanctions from the relevant cybersecurity, data protection and privacy, algorithm, confidentiality or archive administration governmental entity alleging any breach or non-compliance by it of the applicable Data Protection Laws (including the CSRC Archive Rules) or prohibiting the transfer of data to a place outside the relevant jurisdiction; (D) has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data, nor is there any outstanding order against the Company or any Controlled Entities or any of their respective directors, officers and employees in respect of the rectification or erasure of data, except for such claims that would not, individually or in aggregate, result in a Material Adverse Effect; or (E) has received any objection to the offering and sale of the Offered Securities or the transactions contemplated under this Agreement from, the CSRC, the CAC or any other relevant governmental entity;

(vv)        No Unlawful Payments. Neither the Company nor any of the Controlled Entities, nor any director or officer of the Company or any of the Controlled Entities nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of the Controlled Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Controlled Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ww)      Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering an Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong) and all the other the applicable money laundering statutes of all jurisdictions where the Company or any of the Controlled Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx)         No Conflicts with Sanctions Laws. Neither the Company nor any of the Controlled Entities, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of the Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Controlled Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and the Controlled Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(yy)        No Violation of Export Control Regulations. Neither the Company nor any of the Controlled Entities has violated or is in violation of applicable export control laws and regulations, including but not limited to the Export Administration Regulations administered by the Bureau of Industry and Security, an agency of the United States Department of Commerce. The Company and the Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable export control laws and regulations.

(zz)         No Restrictions on Controlled Entities. No Controlled Entity is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such entity’s ownership interest, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s properties or assets to the Company or any other Controlled Entities. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the Controlled Entities may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC;

(aaa)      No Transaction or Other Taxes. No stamp, issuance or transfer taxes or duties and no capital gain, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC or any political subdivision (if applicable) or taxing authority of the government of the Cayman Islands or the PRC, in connection with (A) the issuance of the Offered Securities (including the underlying shares of the Offered ADSs) and their deposit with the Depositary; (B) the issuance of the Offered ADSs by the Depositary; (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder; and (D) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands nominal stamp duty if they are executed in or brought into the Cayman Islands.

(bbb)     Use of proceeds. The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Controlled Entity or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entity or any governmental authorization applicable to any of the Company or any Controlled Entity.

(ccc)      No Broker’s Fees. Neither the Company nor any of the Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(ddd)     No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of the Controlled Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities by the Company.

(eee)      No Stabilization. Neither the Company nor any of the Controlled Entities or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(fff)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ggg)     Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hhh)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 thereof related to certifications.

(iii)         Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(jjj)         Stock Exchange Listing. (i) The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing; (ii) The Ordinary Shares are listed on the Main Board of the Stock Exchange of Hong Kong Limited, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, delisting the Ordinary Shares from the Stock Exchange of Hong Kong Limited, nor has the Company received any notification that the Securities and Futures Commission of Hong Kong or the Stock Exchange of Hong Kong Limited is contemplating terminating such registration or listing; and (iii) To the Company’s knowledge, it is in compliance with all applicable listing requirements and rules of both the Nasdaq Global Select Market and the Stock Exchange of Hong Kong Limited.

(kkk)       No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(lll)         Stamp Taxes. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and except for any income, capital gains, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong SAR, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the PRC, Hong Kong SAR, the Cayman Islands or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Offered Securities in the manner contemplated by this Agreement and the Prospectus, (C) the deposit of Offered Securities with the Depositary, (D) the issuance of the ADSs by the Depositary, (E) the sale and delivery by the Underwriters of the ADSs as contemplated herein and in the Prospectus, or (F) the execution, delivery, performance and admission in court proceedings of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, save that the Transaction Documents may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands.

(mmm)   No Immunity. Neither the Company nor any of the Controlled Entities or their properties or assets has immunity under the laws of the Cayman Islands, Hong Kong SAR, the PRC, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong SAR, the PRC, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of the Controlled Entities or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 11 of this Agreement, waived, and it will waive, or will cause the Controlled Entities to waive, such right to the extent permitted by law.

(nnn)     Enforcement of Foreign Judgments. (A) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. (B) Except as otherwise described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by PRC courts, subject to compliance with relevant requirements under the PRC civil law and rules of civil procedures.

(ooo)     Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Cayman Islands, the PRC and will be honored by the courts of Cayman Islands and the PRC, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ppp)     Passive Foreign Investment Company. Subject to the limitations, qualifications and assumptions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for its current taxable year.

(qqq)     Dividends. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company nor any of the Controlled Entities is prohibited, directly or indirectly, from paying dividends or making other distributions on its share capital, all dividends and other distributions declared and payable upon the share capital of the Company or any of the Controlled Entities may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction of incorporation and are otherwise free and clear of any other tax, withholding or deduction in such entity’s jurisdiction of incorporation, and without the necessity of obtaining any governmental authorization in such entity’s jurisdiction of incorporation.

(rrr)        SAFE Regulations. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each of the Company and its Controlled Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

(sss)      Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Prospectus, the Prospectus, the Transaction Documents or the Offered Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ttt)        Legal Action. A holder of the Offered Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction

(uuu)     Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(vvv)     Section 13 or 15(d) Status. The Company is subject to Section 13 or 15(d) of the Exchange Act;

(www)   Information to HK Exchange. All information disclosed or made available (or which is required to have been disclosed or made available) in the announcements in connection with the issuance of the Offered Securities released or to be released by the Company in the HKEXnews website (the “Offer Announcements”) and in connection with the listing application for the Offered Securities (including the Ordinary Shares underlying the Offered ADSs) by or on behalf of the Company to the Stock Exchange of Hong Kong Limited was so disclosed or made available in full and in good faith (or otherwise notified to the Stock Exchange of Hong Kong Limited and/or the SFC, as applicable) remains complete, true and accurate in all material respects and not misleading, and there is no other information which has not been provided the result of which would make the information misleading. For the avoidance of doubt, the Offer Announcements contain all information which are required by the Listing Rules and the SFO (if applicable) to be disclosed in such announcements.

2.            Agreements to Sell and Purchase.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) at US$10.8192 per ADS (the “ADS Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs and (ii) at HK$5.5968 per Ordinary Share (the “Ordinary Share Purchase Price”) the number of Offered Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Offered Shares to be sold by the Company as the number of Offered Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Offered Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,775,000 Additional ADSs at the ADS Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than five business days after the date of such notice.

On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine), as the case may be, that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total numbers.

3.            Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs and/or Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that (i) the ADSs are to be offered to the public initially at US$11.27 per ADSs (the “ADS Public Offering Price”) and (ii) the Shares are to be offered to the public initially at HK$5.83 per Share (the “Ordinary Share Public Offering Price”) .

4.            Payment and Delivery.

(a)           Payment for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on April 17, 2025, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “ADS Closing Date.”

(b)          Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representatives.

(c)          The ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as the case may be. Such ADSs shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the ADS Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the ADSs to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares represented by the ADSs to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

(d)          In respect of the Offered Shares, the deliveries and payments as described below shall be made at or before 9:00 a.m. Hong Kong time on April 25, 2025, or at such other time on the same or such other date as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Ordinary Share Closing Date.”

(e)          The Company hereby appoints Morgan Stanley Asia Limited as the settlement agent to the Offered Shares (the “Settlement Agent”). The Offered Shares to be subscribed by subscribers procured by each Underwriter (or, failing which, such Underwriter itself), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to the Ordinary Share Closing Date, shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”) as designated by the Settlement Agent (on behalf of such Underwriter), against payment by or on behalf of such Underwriter of the applicable price by wire transfer (same day) in Hong Kong dollars in immediately available funds to the designated account by the Company at (and which details have been provided in writing to the Settlement Agent at least two (2) business days prior to) the Closing Date, the payment of which shall fully discharge any payment obligations of such Underwriter and the Representatives to the Company in respect of the purchase of the Offered Shares by such Underwriter hereunder, with any fees payable in connection with the sale of such Offered Shares duly paid by the Company. The Company will cause the form of certificates representing the Offered Shares to be made available for checking at least one (1) business day prior to the Closing Date with respect thereto at the office of HKSCC (the “Designated Office”). It is understood and agreed that no delivery of Offered Shares to be issued and purchased at the Ordinary Share Closing Date, as the case may be, shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Representatives, at the respective Closing Date, certificates and other evidence satisfactory to the Representatives of the issue and delivery of the Offered Shares.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase and pay for the Offered Securities on the ADS Closing Date, the Ordinary Share Closing Date and each Option Closing Date, as the case may be, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, on and as of such Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)          Subsequent to the execution and delivery of this Agreement and prior to the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Controlled Entities, taken as a whole, from that set forth in the Pricing Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus.

(c)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the respective dates, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened).

(d)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, in the form of Exhibit B hereto.

(e)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

(f)           The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

(g)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

(h)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated such date, in form and substance satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(i)           The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated such date, in form and substance satisfactory to the Underwriters.

(j)           The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, an opinion of Han Kun Law Offices, PRC counsel for the Underwriters, dated such date, in form and substance satisfactory to the Underwriters.

(k)          The Underwriters shall have received on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such date, in form and substance satisfactory to the Underwriters.

(l)           The Underwriters shall have received, on each of the date hereof and the ADS Closing Date, Ordinary Share Closing Date, or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m)          The Underwriters shall have received the duly executed “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, officers and directors of the Company identified on Schedule IV hereto, and Kingsoft Corporation Limited, on the ADS Closing Date, which shall be in full force and effect on the ADS Closing Date, Ordinary Share Closing Date and any Option Closing Date, as the case may be.

(n)          The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o)          The Company shall inform the NASDAQ Global Select Market about the offering of the Offered Securities, which shall not have raised any objection.

(p)          The Underwriters shall have received on the ADS Closing Date (i) the final draft or substantially complete draft of the CSRC Filings, (i) the opinion of Fangda Partners, PRC counsel for the Company, (iii) the opinion and disclosure confirmation of Han Kun Law Offices, PRC counsel for the Underwriters, and (iv) verification notes of CSRC Filing Report, for each of (i) through (iv), such drafts to be in form and substance satisfactory to the Underwriters.

(q)          If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(r)           The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(s)          No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(t)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(u)          On the ADS Closing Date, Ordinary Share Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

6.            Covenants of the Company. The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)          To prepare the Prospectus in a form approved by you and to file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A and 430B under the Securities Act.

(b)          To furnish to the Representatives, without charge, six signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto and documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(f) or 6(g) below, as many copies of the Pricing Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)          Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)          Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)           If the Pricing Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Prospectus so that the statements in the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances when the Pricing Prospectus is delivered to a prospective purchaser, be misleading or so that the Pricing Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Prospectus, as amended or supplemented, will comply with applicable law.

(g)          If, during such period after the first date of the public offering of the Firm ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)          To endeavor to qualify the Offered Securities and the Shares underlying the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)           To advise the Representatives promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, any Pricing Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)           To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act).

(k)          During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l)           To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Pricing Prospectus and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with the CSRC Filing Rules and any other applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m)         Not to, and to cause each of the Controlled Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(n)          To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, including any interest and penalties, imposed under the laws of the PRC, Hong Kong, or the Cayman Islands or any political subdivision or taxing authority thereof or therein, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, on the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by the Company against the issuance of American Depositary Receipts evidencing the ADSs, the creation, issue and sale of the ADSs or Ordinary Shares represented thereby to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the Offered Securities by the Underwriters in the manner contemplated by this Agreement and the Prospectus) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. If an Underwriter or Representative (each a “Taxable Person”) is required by any PRC government authority to pay any taxes imposed by the PRC or any political subdivision or taxing authority thereof or therein (“PRC Taxes”) as a result of this Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person, except that no additional amounts shall be payable in respect of (i) any taxes that would not have been imposed but for a present or former connection between the recipient of such payment and a PRC government authority other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes. The Company will further, if requested by such Taxable Person and to the extent commercially practicable, give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes.

(o)          To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the ADS Closing Date and each applicable Option Closing Date.

(p)          (i) Following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and (ii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(q)          To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its ordinary shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(r)           To implement and maintain content control and other measures in compliance with PRC laws and regulations concerning cybersecurity, information dissemination on the Internet, data and user privacy protection.

(s)          Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date of this Agreement and described in the Pricing Prospectus), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, ADSs or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the concurrent private placement pursuant to the Share Subscription Agreement between the Company and Kingsoft Corporation Limited and the issuance of ordinary shares therewith, (ii) the issuance and sale of the Ordinary Shares and ADSs to be sold in the offering (iii) the issuance of Ordinary Shares, ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted share units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Pricing Prospectus; (iv) grants of stock options, stock awards, restricted shares, RSUs, or other equity awards and the issuance of Ordinary Shares, ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Pricing Prospectus, provided that no filing by such employees, officers, directors, advisors, or consultants under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any subsequent sale of Ordinary Shares or ADSs during the Restricted Period (other than net settlement and sell-to-cover transactions effected by the Company solely on behalf and for the benefits of such individuals for tax withholding purposes); or (v) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (a) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Restricted Period.

(t)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the ADSs have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(u)          To prepare and submit the CSRC Filings and any relevant supporting materials (including, but not limited to, the PRC legal opinion to be issued by Fangda Partners, PRC counsel for the Company) to the CSRC pursuant to the applicable requirements under the CSRC Filing Rules.

(v)          To comply with the all applicable laws (including the CSRC Archive Rules) in connection with (A) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (B) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national security or public interest (the “Relevant Information”); and (C) maintenance of confidentiality of any Relevant Information.

(w)         To (i) ensure that that all information and statements included in each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filings) are and will be true, accurate and complete and not misleading, and no material information or facts are or will be omitted or withheld therefrom, and the CSRC Filings do not and will not contain any statement or commentary that in any manner misrepresents or disparages laws, policies, business environment and judicial system of Mainland China, and (ii) ensure that each of the CSRC Filings to be made by or on behalf of the Company will be in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

(x)           To promptly notify the Representatives if the Company or its advisers receive any comments or questions from the CSRC or other regulators on the CSRC Filings and give prior written notice to the Representatives before submission of responses to any such comments or questions, and not to make any amendment, supplement or modification to the final draft or substantially complete draft of the CSRC Filings and the related PRC legal opinion delivered to the Representatives unless prior consent from the Representatives of any such amendment, supplement or modification is obtained.

7.            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the ADS and Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, sale, transfer and delivery of the Offered Securities to the Underwriters, including any stamp, issuance, transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADS and Shares represented thereby under state securities laws and all expenses in connection with the qualification of the ADS and Shares represented thereby for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees, reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the ADS and Shares represented thereby by FINRA, (v) all costs and expenses incident to listing the Offered Securities on the NASDAQ Global Select Market and qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC and CCASS, as the case may be, (vi) the cost of printing certificates representing the ADS and Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and its personnel relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 6(n), Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 entitled “Effectiveness; Defaulting Underwriters,” the Company will also be responsible for the fees and expenses of the Underwriters’ counsel. Upon the completion of the offering, the Underwriters shall reimburse the Company or cause the Company to be reimbursed for its fees and expenses (including, without limitation, (i) fees and expenses of the legal counsels, (ii) expenses in connection with the road show, holding investor meetings or luncheons, and (iii) the travel, meals and lodging costs and expenses of the representatives of the Company and any consultants so engaged for such purpose) incurred in connection with the offering for an aggregate amount of up to US$1.2 million, which amount shall be borne by the Underwriters pro rata to their respective entitlement to the Total Fixed Fee for the offering as defined and provided in their respective engagement letters with the Company dated April 16, 2025 and settled through the net proceeds of the offering. If the offering does not proceed, the Underwriters shall reimburse the Company or cause the Company to be reimbursed the fees and expenses of the counsel of the Underwriters which amount shall be borne by the Underwriters pro rata to their respective entitlement to the Total Fixed Fee for the Offering as defined and provided in their respective engagement letters with the Company dated April 16, 2025.

8.            Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each director, officer and employee of any of the foregoing, the selling agents of each Underwriter, and each person that controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with any action, claim or proceeding) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the CSRC Filings, Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Pricing Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person upon prior written notice within 15 days of demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) hereof).

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and the officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the CSRC Filings, Registration Statement or any amendment thereof, any preliminary prospectus, the Pricing Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the name of the Underwriter (the “Underwriter Information”).

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8). Counsel to the indemnified parties shall be selected by the indemnified parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters and their respective directors, officers and employees, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs or Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and Section 6(n) and the respective representations, warranties and other statements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company pursuant to this Agreement or any certificate delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (a) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or (b) the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Offered Securities.

9.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the ADS Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Nasdaq Stock Market, or the Stock Exchange of Hong Kong Limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or any change or development involving a prospective change in the national or international political, financial or economic conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs.

If, as a result of the termination, the offering does not proceed, the Underwriters shall reimburse the Company or cause the Company to be reimbursed the (i) the fees and expenses of the counsel of the Underwriters in the manner as specified in the last sentence under Section 7; and (ii) to the extent to be borne by the Company, any travel and lodging expenses of the representatives and officers of the Underwriters and any advertising expenses in connection with any offers they may make, and (iii) in connection with the road show, (a) expenses associated with hosting investor meetings or luncheons, and (b) the travel, meals and lodging costs and expenses of the Underwriters, the representatives of the Company and any consultants so engaged for such purpose.

10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the ADS Closing Date, Ordinary Share Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs or Offered Shares that it has or they have agreed to purchase hereunder on such date, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs or Ordinary Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs or Ordinary Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs or Ordinary Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs or Ordinary Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs or Ordinary Shares, the Representatives or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Prospectus or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs or Ordinary Shares.

If, after giving effect to any arrangements for the purchase of the ADSs or Ordinary Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in the above paragraph, the aggregate number of such ADSs, or the aggregate number of such Ordinary Shares, which remains unpurchased does not exceed one-tenth of the aggregate number of all the ADSs or all the Ordinary Shares, respectively, to be purchased at such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs or Ordinary Shares which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs and the number of Ordinary Shares which such Underwriter agreed to purchase hereunder) of the ADSs or Ordinary Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

If, after giving effect to any arrangements for the purchase of the ADSs or Ordinary Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in the first paragraph of this Section, the aggregate number of such ADSs, or the aggregate number of such Ordinary Shares, which remains unpurchased exceeds one-tenth of the aggregate number of all of the ADSs or all the Ordinary Shares, respectively, to be purchased at such Closing Date, or if the Company shall not exercise the right described in the second paragraph of this Section to require non-defaulting Underwriters to purchase ADSs or Ordinary Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Additional ADSs) shall thereupon terminate; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.          Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement

12.          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

13.          Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.          Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Securities and the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Pricing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities and the offering of the Offered Securities.

15.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Attention: Equity Syndicate Desk

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central, Central

Hong Kong

Attention: GS ECM Team

if to the Company shall be delivered, mailed or sent to:

Kingsoft Cloud Holdings Limited

Building D, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road,

Haidian District

Beijing, 100085

the People’s Republic of China

Attention: Haijian He

19.          Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters the Company, and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.          Absence of Fiduciary Relationship. The Company acknowledges and agrees to each of the following:

(a)          No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the Offred Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Representatives, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company on other matters.

(b)           Arms’ Length Negotiations. The prices of the ADSs and Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)           Absence of Obligation to Disclose. The Company has been advised that each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Representatives has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)          Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in relation to this Agreement and the transactions contemplated hereby and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company.

21.          Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 21, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

22.          Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23.          Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

24.          Recognition of the U.S. Special Resolution Regimes.

(a)          If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            In this Section 24:

(i)             “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following:

(1)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.            Bail-In Action. If an underwriting agreement is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules L.N. 106 of 2021 (“FIRO Rules”)) of Hong Kong, the parties agree that, despite any other term or conditions of such underwriting agreement or this Agreement or any other agreement, arrangement or understanding, the parties will be bound by a suspension of a termination right (as defined in the FIRO Rules) in relation to the Covered Entity relating to such underwriting agreement imposed by the Resolution Authority under section 90(2) of the FIRO or any other laws, regulations, rules or requirements relating thereto.

As used herein for HK Bail-In, “Covered Entity” means any party to the underwriting agreement that is or becomes a “covered entity” within the meaning of the FIRO Rules; “FIRO” means the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong; and “Resolution Authority” means the resolution authority in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.

[Signature pages follow]

Very truly yours,

Kingsoft Cloud Holdings Limited

By:	/s/ Haijian He
Name: Haijian He
Title: Chief Financial Officer and Director

[Signature page to Underwriting Agreement]

Accepted as of the date first written above

Morgan Stanley Asia Limited
For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

MORGAN STANLEY ASIA LIMITED

By:	/s/ Justin Zhang
	Name:	Justin Zhang
	Title:	Managing Director

[Signature page to Underwriting Agreement]

Accepted as of the date first written above

GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

For itself and on behalf of the

several Underwriters listed

in Schedule I hereto.

GOLDMAN SACHS (ASIA) L.L.C. (Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Jacky Leung
	Name:	Jacky Leung
	Title:	Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to Be Purchased	Number of Offered Shares to Be Purchased	Total Number of Base Securities to Be Purchased (in Ordinary Shars)	Maximum Number of Additional ADSs to Be Purchased
Morgan Stanley Asia Limited	5,319,750	5,535,000	85,331,250	853,313
Goldman Sachs (Asia) L.L.C.	5,319,750	5,535,000	85,331,250	853,313
China International Capital Corporation Hong Kong Securities Limited	2,162,500	2,250,000	34,687,500	346,875
Deutsche Bank AG, Hong Kong Branch	2,162,500	2,250,000	34,687,500	346,875
The Hongkong and Shanghai Banking Corporation Limited	1,167,750	1,215,000	18,731,250	187,313
Merrill Lynch (Asia Pacific) Limited	1,167,750	1,215,000	18,731,250	187,313
Total	17,300,000	18,000,000	277,500,000	2,775,000

I-1

SCHEDULE II

Pricing Prospectus

1.	Base Prospectus dated April 16, 2025
2.	The preliminary prospectus supplement dated April 16, 2025
3.	Pricing information: US$11.27 per Offered ADS and HK$5.83 per Offered Share

II-1

SCHEDULE III-A

Subsidiaries of the Company

Name		Place of Incorporation

1.	Kingsoft Cloud Corporation Limited	Hong Kong

2.	Beijing Kingsoft Cloud Technology Co., Ltd.	PRC

3.	Beijing Yunxiang Zhisheng Technology Co., Ltd.	PRC

4.	Camelot Technology Co., Ltd.	PRC

5.	Hainan Yangpu Kingsoft Cloud Information Technology Co., Ltd.	PRC

III-A-1

SCHEDULE III-B

VIEs and Subsidiaries of the VIEs

VIEs		Place of Incorporation

1.	Zhuhai Kingsoft Cloud Technology Co., Ltd.	PRC

2.	Kingsoft Cloud (Beijing) Information Technology Co., Ltd.	PRC

Subsidiaries of VIEs		Place of Incorporation

1.	Beijing Kingsoft Cloud Network Technology Co., Ltd.	PRC

2.	Beijing Jinxun Ruibo Network Technology Co., Ltd.	PRC

3.	Nanjing Qianyi Shixun Information Technology Co., Ltd.	PRC

4.	Wuhan Kingsoft Cloud Information Technology Co., Ltd.	PRC

5.	Kingsoft Cloud (Tianjin) Technology Development Co., Ltd.	PRC

6.	Qingyang Kingsoft Cloud Data Information Technology Co., Ltd.	PRC

III-B-1

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

Certain directors and executive officers of the Company:

1.	Jun Lei

2.	Tao Zou

3.	Haijian He

4.	Tao Liu

5.	Kaiyan Tian

6.	Mingto Yu

7.	Hang Wang

8.	Jingyuan Qu

The following shareholders of the Company:

9.	Kingsoft Corporation Limited

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

April     , 2025

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central, Central

Hong Kong

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Kingsoft Cloud Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters of a certain number of American Depositary Shares (“ADSs”) representing ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-3 (File No. 333-286562) and a Registration Statement on Form F-6 (File No. 333-237852) (collectively, the “Registration Statements”) filed or to be filed with the U.S. Securities and Exchange Commission and a certain number of Ordinary Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ participation in the Public Offering, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The foregoing sentence shall not apply to (a) transactions relating to Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, (b) transfers of Securities or any security convertible into the Securities as a bona fide gift, (c) distributions of Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter, (d) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (e) transfers of the Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ADSs or Ordinary Shares in connection with a Change of Control (as defined below) of the Company; provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Securities shall remain subject to the restrictions set forth in this letter, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period, or (g) transfers or disposal of Securities pursuant to the settlement of restricted share units (“RSUs”) or the vesting / exercise of any stock options or other equity awards, in each case outstanding on the date of this Letter and described in the Pricing Prospectus, solely for net settlement and sell-to-cover transactions effected by the Company solely on behalf and for the benefits of such individuals for tax withholding purposes. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities. For purposes of this letter, a “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company, and “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

This letter shall automatically terminate and be of no further force and effect on the earlier of (i) the date that the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date that the Registration Statements filed with the U.S. Securities and Exchange Commission with respect to the Public Offering are withdrawn, (iii) subsequent to signing the Underwriting Agreement, the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs or Ordinary Shares to be sold thereunder, or (iv) June 30, 2025 if the Public Offering has not been completed by or before such date.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

April      , 2025

The undersigned, Haijian He, the Chief Financial Officer of Kingsoft Cloud Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), in connection with the public offering of (i) 17,300,000 American depositary shares, representing 259,500,000 ordinary shares of the Company and (ii) 18,000,000 ordinary shares of the Company, plus up to (x) 2,775,000 American depositary shares representing 41,625,000 ordinary shares of the Company that the Underwriters have a right to purchase (the “Offering”), and pursuant to Section 5(c) of the Underwriting Agreement, dated April 16, 2025 (the “Underwriting Agreement”), between the Company and Morgan Stanley Asia Limited and Goldman Sachs (Asia) L.L.C. as representatives of the underwriters named therein, hereby certifies on behalf of the Company, that:

1.	The undersigned is responsible for, among other things, financial and accounting matters of the Company and is familiar with and has responsibility for the accounting, operations, records system and internal controls of the Company.

2.	The undersigned has participated in the preparation of the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, and has reviewed the disclosure in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

3.	The undersigned has supervised the compilation of and reviewed the circled information contained in Annex A attached hereto, as disclosed in the Time of Sale Prospectus and the Prospectus. Such information has been computed or derived from the Company’s operational records prepared by the Company’s personnel for the periods, or as of the dates indicated. The preparation and management review of such information indicated that such information is in agreement with the corresponding data and other records maintained by the Company (giving effect to rounding where applicable), and the undersigned has no reason to believe that any of the circled information and data in Annex A attached hereto is not true, complete or accurate as of the date hereof.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.  This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

By:	/s/ Haijan He
Name:	Haijian He
Title:	Chief Financial Officer

B-2